QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99(a)

THE ORDINARY SHARE
DEPOSIT AGREEMENT

SIGNET GROUP PLC

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS
As Depositary

AND

HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

ORDINARY SHARES
OF 0.5p EACH

Amended and Restated
Deposit Agreement

Dated as of June 20, 1988

As Amended and Restated as of October 24, 1990, June 27, 1997 and September 4, 1997

As Further Amended and Restated as of September 23, 2004

        AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of June 20, 1988, as amended and restated as of October 24, 1990, June 27, 1997 and September 4, 1997, as further amended and restated as of September 23, 2004, among SIGNET GROUP PLC, a company incorporated in England, and its successors, DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as depositary hereunder and any successor as depositary hereunder, and all holders from time to time of American Depositary Receipts issued hereunder.

WITNESSETH:

        WHEREAS, the Company and The Bank of New York entered into a Deposit Agreement dated as of June 20, 1988, as amended and restated as of October 24, 1990 and June 27, 1997, as further amended and restated as of September 4, 1997 (as so amended and restated, the "Prior Version Deposit Agreement") to provide for the deposit of Shares of the Company with The Bank of New York or with the Custodian as agent of The Bank of New York for the purposes set forth in such Prior Version Deposit Agreement, for the creation of American depositary shares representing the Shares so deposited and for the execution and delivery of American depositary receipts ("Old Receipts") evidencing the American depositary shares;

        WHEREAS, pursuant to the terms of Section 5.04 of the Prior Version Deposit Agreement, the Company has removed The Bank of New York as depositary and has appointed Deutsche Bank Trust Company Americas as successor depositary thereunder;

        WHEREAS, the Company and Deutsche Bank Trust Company Americas, in its capacity as successor depositary under the Prior Version Deposit Agreement, now wish to amend and restate the Prior Version Deposit Agreement and the Old Receipts;

        WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company, from time to time, with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

        WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto as hereinafter provided in this Deposit Agreement;

        NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto as follows:

ARTICLE I

Definitions

        The following definitions shall, for all purposes unless otherwise indicated, apply to the respective terms used in this Deposit Agreement:

        SECTION 1.01.    The term "American Depositary Shares" shall mean the rights evidenced by the Receipts issued hereunder, including the interests in the Deposited Securities granted to the Holders of Receipts pursuant to the terms and conditions of this Deposit Agreement. Each American Depositary Share shall represent the right to receive thirty (30) Shares until there shall occur a distribution upon Deposited Securities referred to in Section 4.03 or a change in Deposited Securities referred to in Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter each American Depositary Share shall represent the right to receive the Deposited Securities specified in such Sections.

        SECTION 1.02.    The term "Articles" shall mean the Articles of Association of the Company, as from time to time amended, supplemented or replaced.

        SECTION 1.03.    The term "Business Day" shall mean a day, other than a Saturday or a Sunday, on which banks are open for business (including foreign exchange business) in both London and New York.

        SECTION 1.04.    The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

        SECTION 1.05.    The term the "Company" shall mean Signet Group plc incorporated under the laws of England, having its principal office at the date of this Deposit Agreement at Zenith House, The Hyde, London NW9 6EW, England, and its successors.

        SECTION 1.06.    The term "Custodian" shall mean the Edinburgh office of State Street Bank & Trust Company, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian hereunder.

        SECTION 1.07.    Deliver; Delivery.    The term "deliver" and "delivery" shall mean, when used in respect of American Depositary Shares, Receipts, Deposited Securities and Shares, the physical delivery of the certificate representing such security or the electronic delivery of such security by means of book-entry transfer by institutions authorized under applicable law to effect the delivery of securities (which may include, in the case of the Shares or other Deposited Securities, CREST or any successor thereto as the central securities depository for the UK market. With respect to DRS/Profile ADRs, the terms "execute", "issue", "register", "surrender", "transfer" or "cancel" refer to applicable entries or movements to or within DRS/Profile.

        SECTION 1.08.    The term "Deposit Agreement" shall mean this Agreement, as the same may be amended from time to time in accordance with the provisions hereof and all instruments supplemental hereto.

        SECTION 1.09.    The term "Depositary" shall mean Deutsche Bank Trust Company Americas, a New York corporation, and any successor as depositary hereunder. The term "Corporate Trust Office" when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Agreement is 60 Wall Street, New York, New York, 10005.

        SECTION 1.10.    The term "Deposited Securities" as of any time shall mean all Shares at such time deposited under this Deposit Agreement and any and all other securities, property and cash received at any time by the Depositary or the Custodian in respect or in lieu of Shares, other securities, property or cash previously received by the Depositary or Custodian and at such time held hereunder, subject, in the case of cash, to the provisions of Section 4.05.

        SECTION 1.11.    The term "DRS/Profile" means the system for the uncertificated registration of ownership of securities pursuant to which ownership of American Depositary Shares is maintained on the books of the Depositary without the issuance of a physical certificate and transfer instructions may be given to allow for the automated transfer of ownership between the books of The Depository Trust Company and the Depositary. Ownership of American Depositary Shares held in DRS/Profile are evidenced by periodic statements issued by the Depositary to the Holders entitled thereto.

        SECTION 1.12.    The term "foreign currency" shall mean any currency other than U.S. dollars.

        SECTION 1.13.    The term "Holder" shall mean the person or persons in whose name a Receipt is registered on the books of the Receipt Registrar maintained for such purpose.

        SECTION 1.14.    The term "Memorandum" shall mean the Memorandum of Association of the Company as from time to time amended.

        SECTION 1.15.    The term "Presentation Agent" shall mean Deutsche Bank Trust Company Americas acting in its capacity as presentation agent pursuant to Section 4.01, or any successor acting as such.

        SECTION 1.16.    The term "Receipt Registrar" shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, appointed by the Depositary to register transfers of Receipts and to countersign Receipts as herein provided and shall include any co-registrar appointed by the Depositary upon the request or with the, approval of the Company for such purposes.

        SECTION 1.17.    The term "Receipts" shall mean the certificate(s) or DRS/Profile statements issued by the Depositary evidencing the American Depositary Shares issued under the terms of this Deposit Agreement, as such Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement. References to Receipts shall include physical certificated Receipts as well as statements reflecting American Depositary Shares issued through DRS/Profile, unless the context otherwise requires

        SECTION 1.18.    The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended. The term "Securities Exchange Act of 1934" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

        SECTION 1.19.    The term "Share Registrar" shall mean the Company or such other person as may from time to time be appointed to carry out the duties of the registrar for any shares that are issued by the Company in registered form.

        SECTION 1.20.    The term "Shares" shall mean the Ordinary Shares of 0.5p nominal value per share in the capital of the Company and shall include evidence of rights to receive Shares.

ARTICLE II

Form of Receipts, Deposit of
Shares, Execution and Delivery, and
Transfer and Surrender of Receipts

        SECTION 2.01.    Form and Transferability of Receipts.    Certificated Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Receipts may be issued in denominations of any number of American Depositary Shares. No certificated Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary. The Depositary shall maintain books on which each Receipt so executed and delivered, in the case of certificated Receipts, and each Receipt issued through the DRS/Profile, in either case as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts in certificated form bearing the manual or facsimile signature of a duly authorized signatory of the Depositary (or any predecessor depositary) who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless such Receipt shall have been executed by the Depositary (or any predecessor depositary) or any duly appointed Receipt Registrar by the manual or facsimile signature of a duly authorized signatory, and such execution of any Receipt shall be conclusive evidence, and the only evidence, that such Receipt has been duly executed and delivered hereunder.

        In addition to the foregoing, the Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit

Agreement as may be reasonably required by the Depositary or the Company in order to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

        Notwithstanding anything in this Deposit Agreement or in the Receipt to the contrary, to the extent available by the Depositary, in the Depositary's discretion, American Depositary Shares may be evidenced by Receipts issued through DRS/Profile unless certificated Receipts are specifically requested by the Holder. Holders and Beneficial Owners shall be bound by the terms and conditions of this Deposit Agreement and of the form of Receipt, regardless of whether their Receipts are certificated or issued through DRS/Profile.

        Subject to the limitations contained herein and in the form of Receipt, title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed (in the case of certificated Receipts) or upon delivery to the Depositary of proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt, unless such holder is the Holder thereof.

        The Receipts shall bear a CUSIP number that is different from the CUSIP number that is or may be assigned to any depositary receipts relating to American Depositary Shares or any other arrangement between the Depositary (or any other depositary) and the Company which are not Receipts issued hereunder.

        SECTION 2.02.    Deposit of Shares.    Subject to the terms and conditions of this Deposit Agreement, Shares may be deposited by any person (including the Depositary in its individual capacity) by delivery thereof to the Custodian, accompanied by any appropriate instrument or instruments of transfer or endorsement in form satisfactory to the Custodian, together with all such certifications and payments as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares representing such deposit. No Shares shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the governmental body in the United Kingdom, if any, which is then performing the function of the regulation of currency exchange. If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Share Registrar) are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property, which any person in whose name the Shares are or have been registered may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary. The Depositary may also require that any Shares deposited be registered in the name of the Custodian or such other name as the Depositary and the Company shall require.

At the request, risk and expense of any Holder, and for the account of such Holder, the Depositary may receive certificates for Shares to be deposited, together with the other documents and payments required under this Deposit Agreement, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

        Upon each delivery to the Custodian of evidence of rights to receive Shares or of a certificate or certificates for Shares to be deposited hereunder, (other than Shares deposited in the form of bearer shares) together with the other documents and payments herein specified, the Custodian shall execute such documents in such manner as shall be necessary and present such evidence of rights or certificate or certificates to the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Share Registrar) for registration of, or registration of transfer of, the Shares being deposited in the name of the Depositary by the Holder or its nominee or nominees, or the Custodian or its nominee or nominees at the cost and expense of the Holder making such deposit. Deposited Securities shall be held by the Depositary or by the Custodian for the account and to the order of the Depositary at such place or places as the Depositary shall determine.

        SECTION 2.03.    Execution and Delivery of Receipts.    Upon receipt by the Custodian of any deposit pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Company are open, the Depositary may require a proper acknowledgment or other evidence from the Company or the Share Registrar, satisfactory to the Depositary that any Deposited Securities (other than Deposited Securities in the form of a bearer share warrant) have been registered upon the Company's books (or by the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Share Registrar) in the name of the Depositary or the Custodian or the nominee or nominees of either) together with the other documents specified above, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made by letter, or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at the Corporate Trust Office of the Depositary to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names of and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary by the Holder of the fee of the Depositary for the execution and delivery of such Receipt or Receipts (as set forth on Exhibit B hereto) and of all taxes, duties and other governmental charges and fees payable by the Holder hereunder in connection with such deposit and the transfer of the Deposited Securities.

        SECTION 2.04.    Transfer of Receipts; Combination and Split-up of Receipts.    The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers on its transfer books from time to time of Receipts upon any surrender at any of its designated transfer offices of a Receipt by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by and, in the case of DRS/Profile Receipts, upon presentation of, proper instruments of transfer, and duly stamped as may be required by applicable law. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto. The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender at any of its designated transfer offices of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipt or Receipts surrendered. At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated Receipt with a Receipt issued through DRS/Profile, or vice versa, execute and deliver a certificated Receipt or DRS/Profile statement, as the case may be, for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the certificated Receipt or DRS/Profile statement, as the case may be, substituted.

        SECTION 2.05.    Surrender of Receipts and Withdrawal of Shares.    Upon surrender at the Corporate Trust Office of the Depositary of a certificated Receipt or American Depositary Shares held in DRS/Profile for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the cancellation of Receipts and payment of all taxes and governmental charges and fees payable in connection with delivery of Deposited Securities against surrender of Receipts (as set forth in Exhibit B hereto), and subject to the terms and conditions of this Deposit Agreement, the Memorandum, the Articles and the Deposited Securities, the Holder of such Receipt or American Depositary Shares held in DRS/Profile shall be entitled to delivery, to or upon the order of such Holder, of the amount of Deposited Securities at the time represented by such Receipt. Delivery of such Deposited Securities may be made by the delivery of certificates or other proper documents of title to such Holder or such Holders order or by the delivery of certificates or other proper documents of title properly endorsed or accompanied by proper instruments of transfer. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

        A certificated Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank and American Depositary Shares held through DRS/Profile shall be accompanied by proper instruments of transfer in blank, and, in either case, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon, the Depositary shall request the Company to deliver or cause to be delivered at the London office of the Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, a certificate or certificates in registered form evidencing the Deposited Securities at the time represented by such Receipt, except that the Depositary may, in its discretion, make delivery to such person or persons at the Corporate Trust Office of the Depositary of any cash, dividends, distributions or rights with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any such cash, dividends, distributions or rights, which may at the time be held by the Depositary. The Depositary shall, at the time of such request to the Company, deliver to the Company a facsimile of the surrendered Receipt and the accompanying instruments of transfer, if any, and the written order. Following the withdrawal of any Deposited Securities evidenced by a bearer share warrant, the Custodian or Depositary shall endorse such bearer share warrant to indicate the number of Deposited Securities withdrawn and the date of such withdrawal.

        At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to transfer or forward any cash, rights or other property comprising, and forward any certificate or certificates and other proper documents of title for, the Deposited Securities represented by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary for the account of such Holder. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

        SECTION 2.06.    Limitations on Execution and Delivery, Transfer and Surrender of Receipts.    As a condition precedent to the execution, delivery, registration of transfer, split-up, combination or surrender of any Receipt or transfer and withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the presentor of the Receipt or the depositor of the Shares of a sum sufficient to reimburse it for any tax or other governmental charge payable with respect thereto (including any such tax or charge with respect to Shares being deposited, Receipts being issued or Deposited Securities being withdrawn) and any stock transfer or registration fees in effect for the registration of transfers of Shares generally on the share register of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Share Registrar) and payment of any applicable fees as herein provided, and may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such reasonable regulations, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement.

        After consultation with the Company, if practicable, the delivery of Receipts against deposits of Shares may be suspended or withheld, the registration of transfer or the surrender of Receipts may be refused or suspended, in particular instances or generally during any period when the transfer books of the Depositary, the Receipts Registrar or the Company or those maintained for the Company by the Share Registrar are closed, or if such action is deemed necessary or advisable by the Depositary or the Company at any time from time to time because of any requirement of law or of any government or governmental authority or body or commission, or under any provision of this Deposit Agreement. Notwithstanding the foregoing, the surrender of outstanding Receipts and, withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders meeting, the payment of dividends or the conversion or redemption of Shares, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

        SECTION 2.07.    Lost Receipts, etc.    In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt (which, in the discretion of the Depositary may be issued through DRS/Profile unless specifically requested otherwise), in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, upon the Holder thereof filing with the Depositary (a) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (b) a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary.

        SECTION 2.08.    Cancellation and Destruction of Surrendered Receipts.    All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled 7 years after such cancellation.

ARTICLE III

Certain Obligations of Holders of Receipts

        SECTION 3.01.    Filing Proofs, Certificates and Other Information.    Any person presenting Shares for deposit or any Holder of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship, residence, exchange control approval, legal or beneficial ownership or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Share Registrar) of the Shares presented for deposit, or other information, and to execute and deliver to the Depositary or the Custodian such certificates, including such representations and warranties, as the Depositary may deem necessary or proper to enable it to perform its obligations hereunder or as the Company may require by written request to the Depositary or the Custodian. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities pertaining to such Receipt until such proof or other information is filed or such certificates are executed. The Depositary shall provide the Company, in a timely manner, with copies of any such proofs of citizenship or residence, exchange control approval, legal or beneficial ownership which it receives.

        SECTION 3.02.    Liability of Holder for Taxes.    If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited

Securities represented by the American Depositary Shares evidenced by such Receipt, such tax or other governmental charge shall be payable by the Holder of such Receipt to the Depositary. The Depositary may refuse to effect registration of transfer of such Receipt or any transfer, withdrawal or conversion of Deposited Securities represented by such Receipt until such payment is made, and may withhold any dividends or other distributions in respect of any Deposited Securities or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder of such Receipt remaining liable for any deficiency.

        SECTION 3.03.    Warranties on Deposit of Shares.    Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued and outstanding, fully paid, non-assessable and not subject to preemptive rights, and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of Shares or sale of Receipts by that person is not restricted or will only be effected pursuant to an exemption under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and the issuance of Receipts.

        SECTION 3.04.    Disclosure of Interests.    Notwithstanding any other provision of this Deposit Agreement, and without prejudice to the disclosure obligations in respect of Shares contained in the Articles and the Companies Act 1985 of Great Britain, as amended or re-enacted from time to time, (the "Companies Act") and the remedies of the Company under the Articles and the Companies Act for noncompliance therewith, each Holder agrees to comply with requests from the Company or the Depositary made under the Articles or the Companies Act as it currently exists at the date of this Deposit Agreement or as the same may be amended or modified or under any law as may be enacted requiring disclosure of interest in Shares, to provide information, inter alia, as to the capacity in which such Holder owns or owned Receipts and regarding the identity of any other person interested (as defined in the Companies Act) in such Receipts and the nature of such interest, all as if such Receipts were to the extent practicable the Shares represented thereby, and the Depositary agrees to use its reasonable best efforts to forward any such requests from the Company to the Holder or to take any other reasonable actions specified by the Company to provide or obtain such information.

        In addition, Holders of Receipts shall comply with the provisions of Part VI of the Companies Act which requires a person interested in shares (within the meaning of the Companies Act) in certain circumstances, to notify the Company of such interest.

ARTICLE IV

Deposited Securities

        SECTION 4.01.    Cash Distributions.    Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution by the Company in respect of any Deposited Securities, the Depositary shall, as soon as is reasonably practicable, subject to the provisions of Section 4.05, distribute the amount thus received to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively; provided that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Holder of Receipts for American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount as can be distributed without distributing to any Holder a fraction of one cent, and any balance not so distributable shall be held and retained by the Depositary (without liability for interest thereon) in accordance with its then current practices. The Company will remit to the appropriate governmental authority or agency in the United Kingdom all amounts, if any, required to be withheld and owing to such authority or agency by the Company. The Depositary or its agents will remit to the appropriate governmental authority or agency in the United Kingdom all amounts required to be withheld and owing to such agency by the Depositary. The Depositary will forward to the Company such information from its records as the Company may reasonably request to enable the Company to file necessary reports with governmental authorities or agencies, and either the Depositary or the Company may file any such reports necessary to obtain benefits under the applicable tax treaties for the Holders of Receipts.

        If the Deposited Securities are in the form of a bearer share warrant, the Depositary shall present the Deposited Securities to the Presentation Agent to each dividend payment date in respect thereof and the Presentation Agent will certify to the Company the number of Deposited Securities represented by such bearer share warrant on such date.

        SECTION 4.02.    Distributions Other than Cash or Shares.    Whenever the Depositary shall receive any distribution other than cash or Shares upon any Deposited Securities, the Depositary shall cause the securities or property which it so receives to be distributed to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them, respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided that, if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary, after consultation with the Company, deems such distribution not to be feasible, the Depositary may, with the Company's approval, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the public or private sale of the securities or property thus received, or any part thereof, and the distribution by the Depositary to the Holders of Receipts entitled thereto of the net proceeds of any such sale as in the case of a cash distribution.

        SECTION 4.03.    Distributions on Shares.    If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company's approval, and shall if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them, respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution, subject to payment of the fees of the Depositary for the distribution in shares (as set forth in Exhibit B hereto). In lieu of delivering Receipts for fractional American Depositary Shares in the case of any such distribution, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in a manner and subject to the conditions described in Section 4.02 and subject to payment of the fees of the Depositary for the distribution in Shares as set forth in Exhibit B hereto). If additional Receipts are not so distributed except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares so distributed upon such Deposited Securities represented thereby.

        SECTION 4.04.    Rights.    If the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary will, after consultation with the Company, take action as follows:

  (i)
  if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to Holders by means of warrants or otherwise, the Depositary shall distribute promptly warrants or other instruments therefor in such form as it may determine to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or

  (ii)
  if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion, after consultation with the Company, may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and upon payment of the fees of the Depositary, deducted from the proceeds of the sale (as set forth in Exhibit B hereto), may allocate the proceeds of such sales for account of the Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such solders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise;

provided the Depositary shall have discretion as to the procedure to be followed in making such rights available to the Holders of Receipts or in disposing of such rights for the benefit of such Holders and making the net proceeds available in dollars to such Holders.

        If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Holders and sell the securities represented by such rights, the Depositary will not offer such rights to Holders having an address in the United States or to any U.S. person unless and until such a registration statement is in effect or unless the offering and sale of such securities to the Holder of such Receipts are exempt from registration under the provisions of such Act; provided that nothing in this Deposit Agreement shall create, or be construed to create, any obligation on the part of the Company to file a registration statement with the Securities and Exchange Commission or endeavor to have such a registration statement declared effective so as to allow rights to be made available to Holders of the Receipts.

        SECTION 4.05.    Conversion of Foreign Currency.    Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can, in the judgment of the Depositary be converted on a reasonable basis into U.S. dollars distributable to the Holders of Receipts entitled thereto and such U.S. dollars (net of reasonable and customary expenses incurred by the Depositary in conversion of the foreign currency) can be transferred to the United States, the Depositary shall convert, or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into U.S. dollars and such U.S. dollars shall be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such U.S. dollars, then to the holders of such warrants or instruments, as applicable, upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions or otherwise.

        If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application or approval or license, if any, as it may deem desirable.

        If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into U.S. dollars distributable to the Holders of Receipts entitled thereto and transferable to the United States, or if any approval or license of any governmental authority or agency thereof which is required for such conversion is denied or if in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the

Depositary to, or in its discretion may hold such foreign currency proceeds for the respective accounts of, the Holders of Receipts entitled to receive the same.

        If any such conversion of foreign currency, in whole or in part, can be effected for distribution to some Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent permissible to the Holders of Receipts entitled thereto for whom such conversion and distribution is practicable and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the respective accounts of, the Holders entitled thereto for whom such conversion and distribution is not practicable.

        SECTION 4.06.    Fixing of Record Date.    Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting at which holders of Shares or other Deposited Securities are entitled to vote, the Depositary shall, in consultation with the Company, fix a record date for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution or rights, the net proceeds of the sale thereof or to give instructions for the exercise of voting rights at any such meeting or for fixing the date on or after which each American Depositary Share shall represent the changed number of Shares, subject to the provisions of the Deposit Agreement. Subject to the provisions of Section 4.01 through 4.05, 4.07 and to the other terms and conditions of this Deposit Agreement, the Holders of Receipts on such record date shall be entitled to give voting instructions, or to receive the amount distributable by the Depositary with respect to such dividend or other distribution of such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares evidenced by Receipts held by them respectively.

        SECTION 4.07.    Voting of Deposited Securities.    (i) As soon as practicable after receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall, after consultation with the Company, mail to the Holders a notice, the form of which shall be prepared by the Depositary, in consultation with the Company, which shall contain (a) such information as is contained in such notice of meeting (or a summary thereof), (b) a statement that each Holder at the close of business on a specified record date will be entitled, subject to any applicable provisions of English law, the Memorandum and the Articles and the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the American Depositary Shares evidenced by such Holders Receipts and (c) a statement as to the manner in which such instructions may be given, (or, if applicable, deemed given in accordance with paragraph (ii) of this Section if no instruction is received) to the Depositary to give a non-discretionary proxy to a person designated by the Company. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor in so far as practicable to vote or cause to be voted (or to grant a non-discretionary proxy to a person designated by the Company to vote), the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts in accordance with the instructions set forth in such request; provided that the Depositary, unless specifically instructed by at least five Holders or by Holders of Receipts representing not less than 10% of the total voting rights of all Holders of Receipts, shall not join in demanding a poll. The Depositary undertakes to procure the appointment of one or more corporate representatives which will be authorized in all cases to vote at general meetings of the Company either on a show of hands or a poll in accordance with instructions furnished to the Depositary by Holders of Receipts. The Depositary will only be required to procure voting by such corporate representatives on matters specified in the notice convening the general meeting of the Company or an amendment validly proposed at the meeting and only in accordance with the written directions of Holders of Receipts. The Depositary shall not itself exercise any voting discretion over any Deposited Securities.

           (ii)  Unless the Company shall request in writing to the contrary, if no instructions are received by the Depositary from any Holder on or before the date established by the Depositary for such purpose, the Depositary will deem such Holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Company and the Depositary will give a discretionary proxy to a person designated by the Company to vote Deposited Securities represented by the American Depositary Shares evidenced by such Holders Receipts; provided, however, that no such discretionary proxy shall be given with respect to any proposition as to which the Depositary has actual knowledge (a) involves any solicitation of opposing proxies or other substantial opposition exists or (b) authorizes a merger, consolidation or any other matter which may materially affect the rights or privileges of the holders of Deposited Securities or Receipts. The Depositary may consult with counsel and shall be entitled to rely upon written or other advice of counsel as to any action taken or omitted in connection with this Section 4.07(ii).

        SECTION 4.08.    Changes Affecting Deposited Securities.    Upon any change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange for or conversion of or in respect of Deposited Securities unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may with the Company's approval, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend of Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

        SECTION 4.09.    Reports.    The Depositary shall make available for inspection by Holders at its Corporate Trust Office, at the office of the Custodian and at any other designated transfer offices, and the Depositary shall arrange for the mailing to all Holders of, any reports and communications received from the Company which are both (a) received by the Depositary or its nominee or nominees as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders of Receipts copies of such reports when furnished by the Company to the Custodian pursuant to Section 5.06.

        SECTION 4.10.    Lists of Receipt Holders.    Promptly upon request by the Company, the Depositary shall at the expense of the Company, furnish to the Company a list, as of that date or a specified date in the future, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

        SECTION 4.11.    Withholding.    Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner including by public or private sale, as the Depositary deems necessary and practicable to pay such taxes, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto in proportion to, the number of American Depositary Shares held by them respectively.

        SECTION 4.12.    Available Information.    The Company will furnish the Securities and Exchange Commission with certain public reports and documents required by foreign law or otherwise under the Securities Exchange Act of 1934. Such reports and other information and any reports or other information which the Company may at any time be required to provide or to file with the Commission may be inspected and copied at the public reference facilities maintained by the Commission located at the date of the Deposit Agreement at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

ARTICLE V

The Depositary, the
Custodian and the Company

        SECTION 5.01.    Maintenance of Office and Transfer Books by the Depositary.    Until the termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfer and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

        The Depositary shall keep books for the registration of Receipts and transfer of Receipts that at all reasonable times shall be open for inspection by the Holders and the Company; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement, the Receipts, the Shares, the Memorandum or the Articles. The Company shall also be entitled to inspect at all reasonable times and obtain a copy of any bearer share warrant evidencing the Deposited Securities deposited with the Custodian.

        The Depositary may close the transfer books, at any time or from time to time, after consultation with the Company when deemed expedient by it in connection with the performance of its duties hereunder or at the reasonable request of the Company.

        If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Receipt Registrar or, upon the request or with the approval of the Company, appoint a Receipt Registrar or one or more co-registrars for registration of such Receipts in accordance with any requirements of such exchange or exchanges. Such Receipt Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Company.

        The Depositary, upon the request or with the approval of the Company, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary upon the request or with the approval of the Company. Each Receipt Registrar, co-registrar or co-transfer agent appointed under this Section 5.01 shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

        SECTION 5.02.    Prevention or Delay in Performance by the Depositary or the Company.    Neither the Depositary nor the Company shall incur any liability to any Holder of any Receipt, if, by reason of any provision of any present or future law, of the United States or the United Kingdom or any other country, or of any other governmental authority, or by reason of any provision, present or future, of the Memorandum, the Articles or the Deposited Securities, or by reason of any act of God, war or other circumstances beyond either of their control the Depositary or the Company shall be prevented or forbidden from, or delayed in, doing or performing any act or thing which by the terms of this Deposit Agreement, or the Deposited Securities it is provided shall be done or performed, nor shall the Depositary, or the Company be obligated to do or perform any act or thing which obligation is inconsistent with the provisions of this Deposit Agreement; nor shall the Depositary or the Company incur any liability to any Holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement, the Memorandum or the Articles. Where, by the

terms of a distribution pursuant to Sections 4.01, 4.02 or 4.03 of this Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of this Deposit Agreement, or for any other reason, such distribution or offering may not legally be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holder and make the net proceeds available to such Holder, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable to lapse.

        SECTION 5.03.    Obligations of the Depositary, the Custodian and the Company.    The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders of Receipts, except that it agrees to act without gross negligence or bad faith in the performance of its obligations specifically set forth in this Deposit Agreement. The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders of Receipts (including, without limitation, liability with respect to the validity or worth of the Deposited Securities) except that it agrees to act without gross negligence]and in good faith in the performance of its obligations specifically set forth in this Deposit Agreement.

        Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodians being solely to the Depositary.

        Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information.

        The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or, for the effect of any such vote provided that any such action or non-action is in good faith.

        The Depositary shall not be liable for any acts or omissions made by a successor Depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that the Depositary exercised its best judgment and good faith while it acted as Depositary.

        The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

        No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

        SECTION 5.04.    Resignation and Removal of the Depositary; Appointment of Successor Depositary.    The Depositary may at any time resign as Depositary hereunder by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

        The Depositary may at any time be removed as Depositary by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance as hereinafter provided.

        In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, and such predecessor shall thereupon duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding Receipts.

        Any such successor depositary shall promptly mail notice of its appointment to the Holders of Receipts. Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

        SECTION 5.05.    The Custodian.    The Depositary has initially appointed the Edinburgh office of State Street Bank & Trust Company as Custodian and agent of the Depositary for the purposes of this Deposit Agreement. The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. The Custodian may resign and may be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians approved by the Company, which approval will not be unreasonably withheld or delayed, each of which shall thereafter be a Custodian hereunder. The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged. Whenever the Depositary in its discretion determines that it is in the best interest of the Holders of Receipts to do so, it may appoint a substitute or an additional custodian approved by the Company, whose approval shall not be unreasonably withheld or delayed. Upon demand of the Depositary, any previous Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or to such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary forthwith upon its appointment an acceptance of such appointment satisfactory in form and substance to the Depositary.

        Upon the appointment of any successor depositary hereunder, the Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of any Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to the Custodian full and complete power and authority as agent hereunder of such successor depositary.

        SECTION 5.06.    Notices and Reports.    On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting at which holders of Shares or other Deposited Securities are entitled to vote, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company agrees to transmit to the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

        The Company has delivered to the Depositary and the Custodian a copy of the provisions of the Shares and Articles governing the Shares and any other Deposited Securities issued by the Company and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such provisions as so amended or changed. The Depositary may rely upon such copy for all purposes of this Agreement.

        The Company will arrange for the prompt transmittal by the Company to the Depositary and the Custodian of such notices and any other reports and other communications which are made generally available by the Company to holders of its Shares. Unless requested in writing by the Company to the contrary, the Depositary, upon consultation with the Company, will arrange for the mailing at the Company's expense and request of copies thereof to all Holders of Receipts or, at the request of the Company, make such notices (or summaries thereof), reports and other communications available to all Holders of Receipts on a basis similar to that for holders of Shares or other Deposited Securities, or on such other basis as the Company may advise the Depositary may be required by any applicable law, regulation or stock exchange requirement. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications as requested by the Depositary from time to time, in order for the Depositary to effect such Company's mailings.

        Whenever the Company intends to serve any notice, report or other materials to its members or any notice or request for information relating to interests in Shares held by the Depositary or its nominee or nominees, it will, where practicable, advise the Depositary in advance of the intended service of such materials, notice or request and will cooperate with the Depositary so that the service of any such materials, notice or request and the mailing of such materials, notice or request to the relevant Holder is synchronized and so that such materials, notice or request is delivered to the relevant Holder in a timely manner.

        SECTION 5.07.    Issuance of Additional Shares, etc.    The Company agrees that it will take all steps reasonably necessary to ensure that no violation by the Company of the Securities Act of 1933 will result from any issuance of (i) additional Shares, (ii) rights to subscribe for Shares, (iii) securities convertible into or exchangeable for Shares, or (iv) rights to subscribe for any such securities. In the event of such an issuance of additional Shares pursuant to the terms of the preceding sentence, the Company shall immediately give notice, pursuant to this Agreement, to the Depositary of the occurrence of such event.

        The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Shares, either upon original issuance or upon a sale of Shares previously issued and reacquired by the Company or by any company under its control, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933 or unless the offering and sale of such Shares is exempt from registration under the provisions of the Securities Act of 1933 or the transaction is exempt under the Securities Act of 1933.

        SECTION 5.08.    Indemnification.    The Company agrees to indemnify the Depositary, the Custodian and the Receipt Registrar and hold each of them harmless from, any liability or expense (including reasonable fees and expenses of counsel) which may arise (a) out of acts performed or omitted in accordance with this Deposit Agreement and Receipts, as the same may be amended, modified or supplemented from time to time, (i) by each of the Depositary, the Custodian or the Receipt Registrar, except for any such loss, liability or expense arising out of its own negligence or bad faith, or (ii) by the Company or any of its agents, or (b) out of or in connection with the registration of Receipts, American Depositary Shares or Deposited Securities with the Commission or the offer or sale thereof to the public except to the extent such liability or expense arises out of information relating to the Depositary or the Custodian, as the case may be, furnished in writing to the Company by the Depositary or the Custodian, as the case may be, expressly for use in any registration statement, proxy statement, prospectus or preliminary prospectus relating to the Receipts or the Shares represented by the American Depositary Shares or omissions from such information.

        The Depositary agrees to indemnify the Company and hold it harmless from any liability or expense (including reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or the Custodian due to their own negligence and bad faith.

        If any action or claim shall be brought or threatened to be brought against any party in respect of which indemnity may be sought pursuant to this Section 5.08, such indemnified party shall, as soon as practicable (or, in the case of any action or claim which is threatened to be brought, as soon as practicable after such party becomes aware of the same) notify the party against whom indemnity may be sought in writing of such action or claim; and in such circumstances, and also in the event of any action or claim being brought or threatened to be brought against any of the parties hereto, the other parties hereto shall provide, to the party against whom such action or claim is brought or threatened to be brought, such information and assistance as such party shall reasonably request, subject always to the provisions of the indemnity contained in this Section 5.08. Each party shall to the extent reasonable and practicable in all circumstances consult with each of the other parties as and when reasonably requested by such party in respect of any action or claim referred to in this Section 5.08.

        The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

        SECTION 5.09.    Charges of Depositary.    The Company agrees to pay the charges and expenses of the Depositary and those of the Receipt Registrar, if a Receipt Registrar shall have been appointed, as specifically provided for in agreements in writing entered into between the Depositary and the Company from time to time, notwithstanding the termination of this Deposit Agreement or the succession or substitution of any such person. Any other charges and expenses of the Depositary hereunder will be paid by the Company after consultation and agreement between the Depositary and the Company; however, the Company shall not be liable for any expenses set forth in Exhibit B as not being payable by the Company. Such charges may at any time and from time to time be changed by written agreement between the Company and the Depositary. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary. The Depositary may retain for its own account any compensation for the issuance of Receipts against evidence of rights to receive Shares, including without limitation earnings on the collateral securing such rights.

        SECTION 5.10.    Retention of Depositary Documents.    Except as otherwise expressly provided herein, the Depositary is authorized, after 30 days prior written notice to the Company, to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the governing statutes unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

ARTICLE VI

Amendment and Termination

        SECTION 6.01.    Amendment.    The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges payable by Holders of Receipts (other than the fees of the Depositary for the execution and delivery or the cancellation of Receipts and except for taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder of a Receipt at the time any such amendment to this Deposit Agreement so becomes effective, shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipts as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby.

        SECTION 6.02.    Termination.    The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement, if at any time 90 days after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. After the expiration of two years from the date so fixed for termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash and except for its obligations to the Company under Section 5.08. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

ARTICLE VII

Miscellaneous

        SECTION 7.01.    Counterparts.    This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any Holder of a Receipt during business hours.

        SECTION 7.02.    No Third Party Beneficiaries.    This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

        SECTION 7.03.    Severability.    In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

        SECTION 7.04.    Holders as Parties; Binding Effect.    The Holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof, the Articles and of the Receipts by acceptance of Receipts.

        SECTION 7.05.    Notices.    Any and all notices to be given to the Company shall be duly given if personally delivered or sent by mail, or by cable, telex or facsimile transmission confirmed by letter, addressed to:

  Signet Group plc
  Zenith House
  The Hyde
  London NW9 6EW, England
  Attention: Company Secretary

  Telephone: 011-44181-905-9000
  Telecopy: 011-44181-200-7936

or any other address which the Company may specify in writing to the Depositary.

        Any and all notices to be given to the Depositary shall be duly given if personally delivered or sent by mail, or by cable, telex or facsimile transmission confirmed by letter, addressed to:

  Deutsche Bank Trust Company Americas
  60 Wall Street
  New York, New York 10005
  Attention: American Depositary Receipt Administration

  Telephone: (212) 250-9100
  Telecopy: (212) 797 0327

which is the location of the Depositary's Office on the date of this Deposit Agreement, or any other address which the Depositary may specify in writing to the Company.

        Any and all notices to be given to any Holder shall be duly given if personally delivered or sent by mail, or by cable, telex or facsimile transmission confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

        Delivery of notice sent to the Company or the Depositary, shall be deemed to be effected when received. Delivery of notice sent to a Holder by mail or by cable, telex or facsimile transmission, shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service. The Depositary or the Company may act upon any cable, telex or facsimile transmission received by it from the other or from any Holder of a Receipt, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

        SECTION 7.06.    Governing Law; Appointment of Agent.    This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the law of the State of New York applicable to agreements made and to be performed in such State. With respect to the authorization and execution of the Deposit Agreement by the Company, such authorization and execution shall be governed by the laws of England and Wales.

        The Company irrevocably designates, appoints, and empowers CT Corporation currently located at 111 Eighth Avenue, New York, New York 10011 as its authorized agent to receive and accept for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any such federal or state court in the State of New York. If for any reason such agent hereunder shall cease to be available to act as such, the Company agrees to designate a new agent in the State of New York on the terms and for the purposes of this Section reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents is any such suit, action or proceeding against the Company, by serving a copy thereof upon the relevant agent for service of process referred to in this Section (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.05. The Company agrees that the failure of any such agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings brought in any court as provided in this paragraph and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

        The provisions of this Section shall survive any termination of this Deposit Agreement, in whole or in part.

        SECTION 7.07.    Prohibition of Assignment.    The Depositary may not assign or otherwise transfer any of its rights or obligations hereunder, except as otherwise provided herein or with the written consent of the Company.

        SECTION 7.08.    Compliance with U.S. Securities Laws.    Notwithstanding anything in this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate U.S. securities laws including, but not limited to Section IA(1) of the General Instructions to the Registration Statement on Form F-6, as amended from time to time, under the Securities Act of 1933.

        SECTION 7.09.    Amendment and Restatement.    The Depositary shall arrange to have new Receipts printed that reflect the form of Receipt attached to this Deposit Agreement. All Receipts issued hereunder after the date hereof shall be substantially in the form of the specimen Receipt attached as Exhibit A hereto. However, Old Receipts issued prior to the date hereof and outstanding as of the date hereof, which do not reflect the form of Receipt attached hereto as Exhibit A, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

        Holders and beneficial owners of Old Receipts, or an interest therein, issued pursuant to the Prior Version Deposit Agreement and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Holders and beneficial owners of Receipts issued pursuant and be subject to all of the terms and conditions of this Deposit Agreement in all respects.

        IN WITNESS WHEREOF, SIGNET GROUP PLC and DEUTSCHE BANK TRUST COMPANY AMERICAS have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

SIGNET GROUP PLC
By:

Name: Title:
DEUTSCHE BANK TRUST COMPANY AMERICAS
By:

Name: Title:
By:

Name: Title:

EXHIBIT A TO DEPOSIT AGREEMENT

[FORM OF FACE OF RECEIPT]

AMERICAN DEPOSITARY RECEIPTS

evidencing

AMERICAN DEPOSITARY SHARES

representing

Ordinary Shares at 0.5p Nominal Value per Share

of

SIGNET GROUP PLC
(Incorporated under the laws of England)

No.

        DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary (the "Depositary"), hereby certifies that                        is the owner of                        American Depositary Shares, representing deposited Ordinary Shares of nominal value 0.5 each ("Shares"), or evidence of rights to receive such, of SIGNET GROUP plc (the "Company"). At the date hereof, each American Depositary Share represents thirty (30) Shares or evidence of rights to receive such Shares deposited under the Deposit Agreement (hereinafter defined) at the Edinburgh office of State Street Bank & Trust Company, as Custodian (the "Custodian").

        (1)    The Deposit Agreement.    This American Depositary Receipt is one of the American Depositary Receipts (the "Receipts") issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of June 20, 1988, as amended and restated as of October 24, 1990 and June 27, 1997 and September 4, 1997, as further amended and restated as of September 23, 2004 (as it may be amended from time to time, the "Deposit Agreement") by and among the Company, the Depositary and the Holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof and hereof. The Deposit Agreement sets forth the rights and obligations of Holders of Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of, or in lieu of such Shares and held thereunder (such Shares, securities, property and cash are herein called the "Deposited Securities"). Copies of the Deposit Agreement and the Articles (as defined in the Deposit Agreement) are on file at the Corporate Trust Office of the Depositary (as defined in the Deposit Agreement), the office of the Custodian and at any other designated transfer offices. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions thereof, to which reference is hereby made. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

        (2)    Surrender of Receipts and Withdrawal of Shares.    Upon surrender at the Corporate Trust Office of the Depositary of the American Depositary Shares evidenced by this Receipt for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary provided for in paragraph (6) on the face of this Receipt, and payment of all taxes and governmental charges and, subject to the terms and conditions of the Deposit Agreement, the Memorandum, the Articles and the Deposited Securities, the Holder hereof is entitled to the delivery to such Holder or upon the order of such Holder of the Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt. Delivery of such Deposited Securities may be made by the delivery of certificates (or other proper documents of title) in the name of the Holder hereof or as ordered by such Holder or by the delivery of certificates (or other proper documents of title) properly endorsed or accompanied by proper instruments of transfer. Such delivery will be made without unreasonable delay and, at the option of the Holder hereof, shall be made either at the London office of the Custodian or, at the request of the Holder hereof, the Depositary shall direct the Custodian to forward such Deposited Securities and proper documents of title therefor to the Corporate Trust Office of the Depositary in the Borough of Manhattan, The City of New York; provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Holder hereof.

        (3)    Transfers, Split-ups and Combinations; Limitations.    This Receipt is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at any designated transfer office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the transfer books, at any time or from time to time, after consultation with the Company, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the request of the Company. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or transfer and withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the presentor of the Receipt or the depositor of the Shares of a sum sufficient to reimburse it for any tax or other governmental charge with respect thereto (including any such tax or charge with respect to Shares being deposited, Receipts being issued or Deposited Securities being withdrawn), and any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and any applicable fees as provided in paragraph (6) on the face of this Receipt, and may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require generally or against deposits of particular Shares compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement.

        The Depositary may refuse to deliver Receipts, register the transfer of any Receipt, or make any distribution of, or related to, Deposited Securities until it or the Custodian has received such proof of citizenship, residence, exchange control approval, legal or beneficial ownership or other information as it may deem necessary or proper to enable it to perform its obligations under the Deposit Agreement or as the Company may require by written request to the Depositary or Custodian. After consultation with the Company, if practicable, the delivery of Receipts against the deposits of Shares may be suspended or withheld, registration of transfer or surrender of Receipts may be refused or suspended, in particular instances or generally during any period when the transfer books of the Depositary, the Receipt Registrar, the Company or any Share Registrar (as defined in the Deposit Agreement) are closed or if any such action is deemed necessary or advisable by the Depositary or the Company at any time from time to time because of any requirement of law or of any government or governmental authority or body or commission, or any provision of the Deposit Agreement. Notwithstanding the foregoing, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary, or the Company or the deposit of Shares in connection with voting at a shareholders' meeting or the payment of dividends or the conversion or redemption of Shares (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered pursuant to the provisions of the United States Securities Act of 1933, unless a registration statement is in effect as to such Shares.

        (4)    Liability of Holder for Taxes.    If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to this Receipt or any Deposited Securities represented by this Receipt, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration of transfer of this Receipt or any transfer, withdrawal or conversion of Deposited Securities represented by this Receipt, until such payment is made, and may withhold any dividends or distributions in respect of any Deposited Securities, other cash distributions constituting Deposited Securities represented by this Receipt, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by this Receipt, and may apply such dividends or other distributions or proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

        (5)    Warranties by Depositor.    Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that any such Shares and each certificate therefor are validly issued and outstanding, fully paid, non-assessable and not subject to preemptive rights, and that the person making such deposit is duly authorized to do so. Every such person shall also be deemed to represent that the deposit of Shares or sale of Receipts by that person is not restricted or will only be effected pursuant to an exemption under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

        (6)    Charges of Depositary.    The Depositary shall charge the following fees for the services performed under the terms of the Deposit Agreement: (i) to any person to whom American Depositary Shares are issued upon the deposit of Shares or to any person to whom a distribution is made in respect of American Depositary Share distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash), a fee not in excess of U.S. $5.00 per 100 American Depositary Shares (or fraction thereof) so issued under the terms of the Deposit Agreement to be determined by the Depositary; (ii) to any person surrendering American Depositary Shares for cancellation and withdrawal of Deposited Securities including, inter alia, cash distributions made pursuant to a cancellation or withdrawal, a fee not in excess of U.S. $5.00 per 100 American Depositary Shares (or fraction thereof) so surrendered; (iii) to the extent not prohibited by the exchange upon which the American Depositary Shares are primarily quoted, to any Holder of American Depositary Shares, a fee not in excess of U.S. $2.00 per 100 American Depositary Shares held for the distribution of cash proceeds, including cash dividends or sale of rights and other entitlements, not made pursuant to a cancellation or withdrawal, provided, however, that no fee shall be payable upon distribution of cash dividends so long as the charging of such fee is prohibited by the exchange upon which the American Depositary Shares are listed; (iv) to any holder of American Depositary Shares, a fee not in excess of U.S. $5.00 per 100 American Depositary Shares (or portion thereof) issued upon the exercise of rights or which would have been issued in the event the Holder elects to sell the rights. In addition, Holders and persons depositing Shares for deposit and persons surrendering American Depositary Shares for cancellation and withdrawal of Deposited Securities will be required to pay the following charges: (i) taxes (including applicable interest and penalties) and other governmental charges; (ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities with the Foreign Registrar and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively; (iii) such cable, telex, facsimile and electronic transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders of American Depositary Shares; (iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency; (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, American Depositary Shares and Receipts; (vi) the fees and expenses incurred by the Depositary in connection with the delivery of Deposited

Securities, including any fees of a central depository for securities in the local market, where applicable; and (vii) any additional reasonable fees, charges, costs or expenses that may be incurred by the Depositary from time to time. Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company after consultation and upon agreement between the Depositary and the Company. All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders, only in the manner contemplated by paragraph (20) of this Receipt.The Depositary may retain for its own account any compensation for the issuance of Receipts against evidence of rights to receive Shares, including without limitation earnings on the collateral securing such rights.

        (7)    Title to Receipts.    Title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

        (8)    Validity of Receipt.    This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory or, if a Receipt Registrar shall have been appointed, by the manual signature of a duly authorized signatory of the Receipt Registrar or any co-registrar, and such execution of this Receipt by manual signature shall be conclusive evidence, and the only evidence, that this Receipt has been duly executed and delivered under the Deposit Agreement.

        (9)    Disclosure of Interests.    Notwithstanding any other provision of the Deposit Agreement, and without prejudice to the disclosure obligations in respect of Shares contained in the Articles and the Companies Act 1985 of Great Britain, as amended or re-enacted from time to time, (the "Companies Act") and the remedies of the Company under the Articles and the Companies Act for noncompliance therewith, each Holder agrees to comply with requests from the Company or the Depositary made under the Articles or the Companies Act as it currently exists at the date of the Deposit Agreement or as the same may be amended or modified or under any similar law as may be enacted requiring disclosure of interest in Shares, to provide information, inter alia, as to the capacity in which such Holder owns or owned Receipts and regarding the identity of any other person interested (as defined in the Companies Act) in such Receipts and the nature of such interest, all as if such Receipts were to the extent practicable the Shares represented thereby, and the Depositary agrees to use its reasonable best efforts to forward any such requests from the Company to the Holder or to take any other reasonable actions specified by the Company to provide or obtain such information.

        In addition, Holders of Receipts shall comply with the provisions of Part VI of the Companies Act which requires a person interested in shares (within the meaning of the Companies Act) in certain circumstances, to notify the Company of such interest.

        (10)    Available Information.    The Company will furnish the Securities and Exchange Commission with certain public reports and documents required by foreign law or otherwise under the Securities Exchange Act of 1934. Such reports and other information and any reports or other information which the Company may at any time be required to provide or to file with the Commission may be inspected and copied at the public reference facilities maintained by the Commission located at the date of the Deposit Agreement at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

Dated:

DEUTSCHE BANK TRUST COMPANY AMERICAS as Depositary
By	(Title)

        As of the date of the Deposit Agreement, the address of the Depositary's Office is 60 Wall Street, New York, New York 10005.

[FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT

        (11)    Dividends and Distributions.    Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution by the Company in respect of any Deposited Securities, the Depositary shall as soon as is reasonably practicable, subject to the provisions of Section 4.05 of the Deposit Agreement, distribute the amount thus received to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively; provided that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Holder of Receipts for American Depositary Shares representing such Deposited Securities shall be reduced accordingly. If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into U.S. dollars distributable to the Holders of Receipts entitled thereto and transferable to the United States, or if any approval or license of any governmental authority or agency thereof which is required for such conversion is denied or if in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such foreign currency proceeds for the respective accounts of, the Holders of Receipts entitled to receive the same. If any such conversion of Foreign Currency, in whole or in part, can be effected for distribution to some Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent permissible to the Holders of Receipts entitled thereto for whom such conversion and distribution is practicable and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the respective accounts of, the Holders entitled thereto for whom such conversion and distribution is not practicable.

        Whenever the Depositary shall receive any distribution other than cash or Shares upon any Deposited Securities, the Depositary shall cause the securities or property which it so receives to be distributed to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary shares representing such Deposited Securities evidenced by Receipts held by them, respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided that, if in the opinion of the Depositary any distribution other than cash or Shares upon any Deposited Securities cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary, after consultation with the Company, deems such distribution not to be feasible, the Depositary may, with the Company's approval, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the public or private sale of the securities or property thus received, or any part thereof, and the distribution by the Depositary to the Holders of Receipts entitled thereto of the net proceeds of any such sale as in the case of a cash distribution.

        If any distribution upon any Deposited Securities consists of a dividend, in or free distribution of, Shares, the Depositary may with the Company's approval, and shall if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them, respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution, subject to payment of the fees of the Depositary for the distribution in shares (as set forth in Exhibit B of the Deposit Agreement). In lieu of delivering Receipts for fractional American Depositary Shares in the case of any such distribution, the Depositary shall sell the number of Shares corresponding to the aggregate of such fractions and distribute the net proceeds, all in a manner and subject to the conditions described in Section 4.02 of the Deposit Agreement and subject to payment of the fees of the Depositary for the distribution in Shares (as set forth in Exhibit B of the Deposit Agreement). If additional Receipts are not so distributed (except pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares so distributed upon such Deposited Securities represented thereby.

        (12)    Rights.    If the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary will, after consultation with the Company take action as follows: (i) if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to Holders by means of warrants or otherwise, the Depositary shall distribute promptly warrants or other instruments therefor in such form as it may determine to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders or (ii) if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion, after consultation with the Company, may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and upon payment of the fees of the Depositary, deducted from the proceeds of the sale (as set forth in Exhibit B of the Deposit Agreement), may allocate the proceeds of such sales for account of the Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise; provided the Depositary shall have discretion as to the procedure to be followed in making such rights available to the holders of Receipts or in disposing of such rights for the benefit of such Holders and making the net proceeds available in dollars to such Holders.

        If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Holders and sell the securities represented by such rights, the Depositary will not offer such rights to Holders having an address in the United States or to any U.S. person unless and until such a registration statement is in effect or unless the offering and sale of such securities to the Holder of such Receipts are exempt from registration under the provisions of such Act; provided that nothing in the Deposit Agreement shall create, or be construed to create, any obligation on the part of the Company to file a registration statement with the Securities and Exchange Commission or endeavor to have such a registration statement declared effective so as to allow rights to be made available to Holders of the Receipts.

        (13)    Record Dates.    Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting at which holders of Shares or other Deposited Securities are entitled to vote, the Depositary shall, in consultation with the Company, fix a record date for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof or to give instructions for the exercise of voting rights at any such meeting or for fixing the date on or after which each American Depositary Share shall represent the changed number of Shares, subject to the provisions of the Deposit Agreement. Subject to the provisions of Section 4.01 through 4.05, 4.07 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, the Holders of Receipts on such record date shall be entitled to give voting instructions, or to receive the amount distributable by the Depositary with respect to such dividend or other distribution of such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares evidenced by Receipts held by them respectively.

        (14)    Voting of Deposited Securities.    (i) As soon as practicable after receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall mail to the Holders a notice, the form of which shall be prepared by the Depositary in consultation with the Company, which shall contain (a) such information as is contained in such notice of meeting (or summary thereof), (b) a statement that each Holder at the close of business on a specified record date will be entitled, subject to any applicable provisions of English law, the Memorandum, Articles and the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the American Depositary Shares evidenced by such Holders' Receipts and (c) a statement as to the manner in which such instructions may be given, (or, if applicable, deemed given in accordance with paragraph (ii) below if no instruction is received) to the Depositary to give a non-discretionary proxy to a person designated by the Company. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor in so far as practicable to vote or cause to be voted (or to grant a non-discretionary proxy to a person designated by the Company to vote) the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts in accordance with the instructions set forth in such request; provided that the Depositary, unless specifically instructed by at least five Holders or by Holders of Receipts representing not less than 10% of the total voting rights of all Holders of Receipts, shall not join in demanding a poll. The Depositary undertakes to procure the appointment of one or more corporate representatives which will be authorized in all cases to vote at general meetings of the Company either on a show of hands or a poll in accordance with instructions furnished to the Depositary by Holders of Receipts. The Depositary will only be required to procure voting by such corporate representatives on matters specified in the notice convening the general meeting of the Company or an amendment validly proposed at the meeting and only in accordance with the written directions of Holders of Receipts. The Depositary shall not itself exercise any voting discretion over any Deposited Securities.

           (ii)  Unless the Company shall request in writing to the contrary, if no instructions are received by the Depositary from any Holder on or before the date established by the Depositary for such purpose, the Depositary will deem such Holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Company and the Depositary will give a discretionary proxy to a person designated by the Company to vote Deposited Securities represented by the American Depositary Shares evidenced by such Holders Receipts; provided, however, that no such discretionary proxy shall be given with respect to any proposition as to which the Depositary has actual knowledge (a) involves any solicitation of opposing proxies or other substantial opposition exists or (b) authorizes a merger, consolidation or any other matter which may materially affect the rights or privileges of the holders of Deposited Securities or Receipts. The Depositary may consult with counsel and shall be entitled to rely upon written or other advice of counsel as to any action taken or omitted in connection with Section 4.07(ii) of the Deposit Agreement.

        (15)    Changes Affecting Deposited Securities.    Upon any change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange for or conversion of or in respect of Deposited Securities, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may with the Company's approval, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend of Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

        (16)    Reports; Inspection of Transfer Books.    The Depositary shall make available for inspection by Holders at its Corporate Trust Office, at the office of the Custodian and at any other designated transfer offices, and the Depositary shall arrange for the mailing to all Holders of, any reports and communications received from the Company which are both (a) received by the Depositary or its nominee or nominees as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send Holders of Receipts copies of such reports when furnished by the Company as provided in the Deposit Agreement. The Depositary shall keep books, at its transfer office in New York City, for the registration of Receipts and their transfer which at all reasonable times shall be open for inspection by the Holders and the Company; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts, the Shares, the Memorandum or the Articles.

        (17)    Withholding.    Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner including public or private sale as the Depositary deems necessary and practicable to pay any such taxes, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

        (18)    Liability of the Company and the Depositary.    Neither the Depositary nor the Company shall incur any liability to any Holder of this Receipt, if by reason of any provision of any present or future law of the United States or the United Kingdom or of any country or of any other governmental authority or by reason of any provision, present or future, of the Memorandum, the Articles or the Deposited Securities, or by reason of any act of God, war or other circumstance beyond either of their control, the Depositary or the Company shall be prevented or forbidden from, or delayed in, doing or performing any act or thing which by the terms of the Deposit Agreement or the Deposited Securities it is provided shall be done or performed, nor shall the Depositary, or the Company be obligated to do or perform any act or thing which obligation is inconsistent with the provisions of the Deposit Agreement; nor shall the Depositary or the Company incur any liability to any Holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement the Memorandum or the Articles. Where, by the terms of a distribution pursuant to Sections 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, such distribution or offering may not legally be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holder and make the net proceeds available to such Holder, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable to lapse. The Company assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to Holders of Receipts, except that it agrees to act without gross negligence or bad faith in the performance of its obligations specifically set forth in the Deposit Agreement. The Depositary assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to Holders of Receipts (including, without limitation, liability with respect to the validity or worth of the Deposited Securities) except that it agrees to act without gross negligence and in good faith in the performance of its obligations specifically set forth in the Deposit Agreement. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or for the effect of any such vote provided that any such action or non-action is in good faith. The Depositary shall not be liable for any acts or omissions made by a successor Depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that the Depositary exercised its best judgment and good faith while it acted as Depositary. The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Company agrees to indemnify the Depositary, the Custodian and the Receipt Registrar against, and hold each of them harmless from, any liability or expense (including reasonable fees and expenses of counsel) which may arise (a) out of acts performed or omitted in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by each of the Depositary, the Custodian, or the Receipt Registrar, except for any such loss, liability or expense arising out of negligence or bad faith, or (ii) by the Company or any of its agents or (b) out of or in connection with the registration of Receipts, American Depositary Shares or Deposited Securities with the Commission or the offer or sale thereof to the public except to the extent such liability or expense arises out of information relating to the Depositary or the Custodian as the case may be, furnished in writing to the Company by the Depositary or the Custodian, as the case may be, expressly for use in any registration statement, proxy statement, prospectus or preliminary prospectus relating to the Receipts or the Shares represented by the American Depositary Shares or omissions from such information.

        (19)    Resignation and Removal of Depositary; Substitution of Custodian.    The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Holders of Receipts to do so, it may appoint a substitute or an additional custodian approved by the Company, whose approval shall not be unreasonably withheld or delayed, and the term "Custodian" shall also refer to each such substitute.

        (20)    Amendment of Deposit Agreement and Receipts.    The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. No such amendment which shall impose or increase any fees or charges payable by Holders of Receipts (other than the fees of the Depositary for the execution and delivery or the cancellation of Receipts and except for taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder of a Receipt at the time any such amendment to the Deposit Agreement so becomes effective, shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipts as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby.

        (21)    Termination of Deposit Agreement.    The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 90 days after the Depositary shall have delivered to the Company a written notice of its election to resign, and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. After the expiration of two years from the date fixed for termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of Receipts not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash and except for its obligations to the Company under Section 5.08 of the Deposit Agreement. Upon termination of the Deposit Agreement, the Company shall be discharged from all its obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 of the Deposit Agreement.

        (22)    Compliance with U.S. Securities Laws.    Notwithstanding anything in the Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate U.S. securities laws including, but not limited to Section IA(l) of the General Instructions to the Registration Statement on Form F-6, as amended from time to time, under the Securities Act of 1933.

CHARGES OF THE DEPOSITARY

        The charges of the Depositary, subject to Sections 5.09 and 6.01 of the Deposit Agreement, are as follows:

Service		Rate	By Whom Paid
(1)	Delivery of Receipts against deposits of Shares	$5.00 per 100 American Depositary Shares or portion thereof, or less.	Person to Whom Receipts are delivered
(2)	Withdrawal of Deposited Securities against surrender of Receipts	$5.00 per 100 American Depositary Shares or portion thereof, or less.	Person surrendering Receipts
(3)	Cash Distribution pursuant to the sale of Rights
		a fee, deducted from the proceeds of the sale, in an amount equal to the fee for delivery of Receipts which would have been charged had the Holder exercised the rights and deposited the securities thus received under the Deposit Agreement against the delivery of Receipts.	Holder of Receipt
(4)	Distributions in and on Shares
		$5.00 per 100 American Depositary Shares or portion thereof if a new Receipt is issued; and to the extent not prohibited by the exchange upon which the American Depositary Shares are listed $2.00 per 100 American Depositary Shares or portion thereof if Shares are sold and the net proceeds distributed, deducted from the proceeds of sale.	Holder of Receipt

Other charges and out-of-pocket expenses of the Depositary will be paid for by the Company except as specifically provided for in agreements to be entered into between the Depositary and the Company from time to time and except for the following charges which shall be paid by Holders and/or persons depositing Shares for deposit and persons surrendering American Depositary Shares for cancellation and withdrawal of Deposited Securities (i) taxes (including applicable interest and penalties) and other governmental charges; (ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities with the Foreign Registrar and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively; (iii) such cable, telex, facsimile and electronic transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders of American Depositary Shares; (iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency; (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, American Depositary Shares and Receipts; (vi) the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities, including any fees of a central depository for securities in the local market, where applicable; and (vii) any additional reasonable fees, charges, costs or expenses that may be incurred by the Depositary from time to time.

B-1

QuickLinks

  Exhibit 99(a)